Exhibit 3.211

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “COMMUNITY REFUSE SERVICE, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2003, AT 11:01 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE EIGHTH DAY OF DECEMBER, A.D. 2003, AT 12:12 O’CLOCK P.M.

CERTIFICATE OF CORRECTION, FILED THE FIFTH DAY OF AUGUST, A.D. 2004, AT 7:14 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:53 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 5:42 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “COMMUNITY REFUSE SERVICE, LLC”.

Jeffrey W. Bullock, Secretary of State

CERTIFICATE OF FORMATION

OF

COMMUNITY REFUSE SERVICE, LLC

This Certificate of Formation of Community Refuse Service, LLC (the “LLC”), dated as of April 28, 2003, is being duly executed and filed by Lori S. Woodward, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C §18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Community Refuse Service, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Lori S. Woodward
Authorized Person

CERTIFICATE OF MERGER

MERGING

COMMUNITY REFUSE SERVICE, INC.,

a Pennsylvania corporation,

INTO

COMMUNITY REFUSE SERVICE, LLC,

a Delaware limited liability company

The undersigned limited liability company organized and existing under and by virtue of the Limited Liability Company Act of Delaware DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent entities of the merger is as follows:

Name	State of Incorporation

Community Refuse Service, Inc.	Pennsylvania
Community Refuse Service, LLC	Delaware

SECOND: That an Agreement and Plan of Merger providing for the merger (the “Merger”) of Community Refuse Service, Inc., a Pennsylvania corporation (the “Merging Corporation”) with and into Community Refuse Service, LLC (the “Surviving LLC”) has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 1921 of the Pennsylvania Business Corporation Law, with respect to the Merging Corporation, and Section 18-209 of the Limited Liability Company Act of Delaware (“DLLCA”) with respect to the Surviving LLC.

THIRD: That the name of the Surviving LLC of the Merger is Community Refuse Service, LLC.

FOURTH: That the Certificate of Formation of the Surviving LLC, as in effect immediately prior to the Merger, shall be the Certificate of Formation of the Surviving LLC.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving LLC, the address of which is 4 Mount Royal Ave. Suite 250, Marlborough, MA 01752.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving LLC, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective upon filing of this Certificate with the Secretary of State of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said Community Refuse Service, LLC has caused this Certificate of Merger to be signed by its duly authorized officer on this 8 day of December, 2003.

COMMUNITY REFUSE SERVICE, LLC
By:	NEWS Mid-Atlantic Holdings, Inc., its sole member

By:	Arthur L. Streeter, Secretary

LIMITED LIABILITY COMPANY

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR IN THE

CERTIFICATE OF MERGER

OF

COMMUNITY REFUSE SERVICE, INC. WITH AND INTO COMMUNITY REFUSE SERVICE, LLC

FILED IN THE OFFICE OF THE SECRETARY OF STATE

OF DELAWARE ON DECEMBER 8, 2003.

1. The name of the limited liability company is Community Refuse Service, LLC.

2. A Certificate of Merger was filed by the Company with the Secretary of State of Delaware on December 8, 2003 that requires correction as permitted by Section 18-211 of the Delaware Limited Liability Company Act.

3. The inaccuracy or defect of the Certificate of Merger to be corrected is as follows:

The Certificate of Merger was filed in error. Based on erroneous information regarding the effectiveness of certain related transactions, the Company authorized the filing of the Certificate of Merger. The Company now desires to have the Certificate of Merger declared null and void and to reinstate the separate corporate existence of Community Refuse Service, Inc. retroactive to the filing of the Certificate of Merger as if the Certificate of Merger had never been filed.

4. The Certificate of Merger shall be declared null and void.

IN WITNESS WHEREOF, said Limited Liability Company has caused this Certificate of Correction to be signed by Arthur L. Streeter, Secretary, this 5th day of August 2004.

By:	Arthur L. Streeter, Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is COMMUNITY REFUSE SERVICE, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Scott E. Friedlander

Authorized Person

Name:	Scott E. Friedlander

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is COMMUNITY REFUSE SERVICE, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Jaimie Voss

Authorized Person

Name:	Jaimie Voss

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